NEWS
RELEASE

FOR IMMEDIATE RELEASE

NRG Energy, Inc. Continues Capital Allocation Program with
$400 Million Debt Repayment

PRINCETON, NJ; January 8, 2007 — NRG Energy, Inc. (NYSE: NRG) repaid $400 million of the Company’s Term Loan B facility on December 29, 2006, thereby completing the debt reduction portion of its previously announced capital allocation program. NRG used cash on hand to fund the repayment.

NRG Energy, Inc. owns and operates a diverse portfolio of power-generating facilities, primarily in Texas and the Northeast, South Central and Western regions of the United States. Its operations include baseload, intermediate, peaking, and cogeneration facilities and thermal energy production. NRG also has ownership interests in generating facilities in Australia, Germany and Brazil.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions and typically can be identified by the use of words such as “will,” “expect,” “estimate,” “anticipate,” “forecast,” “plan,” “believe” and similar terms. Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. NRG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements included in this news release may be found with information regarding risks and uncertainties that may affect NRG’s future results, which are included in NRG’s filings with the Securities and Exchange Commission at www.sec.gov.

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More information on NRG is available at www.nrgenergy.com

Contacts:

Media:	Investors:
Meredith Moore 609.524.4522	Nahla Azmy 609.524.4526

Lori Neuman 609.524.4525	Kevin Kelly 609.524.4527

Jon Baylor 609.524.4528